EXHIBIT 99.1


FOR:            SIX FLAGS, INC. - NYSE: PKS

CONTACT:        Jim Dannhauser
                Chief Financial Officer
                122 East 42nd Street
                New York, NY  10168
                (212) 599-4693

KCSA            Joseph A. Mansi/ Erika Levy
CONTACT:        (212) 896-1205 / (212) 896-1208
                jmansi@kcsa.com / elevy@kcsa.com
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             SIX FLAGS CLOSES PREVIOUSLY ANNOUNCED SALES OF EUROPEAN
                   DIVISION AND SIX FLAGS WORLDS OF ADVENTURE

                              --------------------

NEW YORK, April 13, 2004 - Six Flags, Inc. (NYSE: PKS and PKS-B) announced that it has completed the sale of its European Division and the sale of Six Flags Worlds of Adventure in Ohio. The Ohio facility was sold for a cash purchase price of approximately $145 million. The purchase price for the sale of the European Division was approximately U.S. $200 million. The other terms of the transactions were as previously disclosed.

Six Flags, Inc. is the world's largest regional theme park company.

This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com

You may register to receive Six Flags, Inc. future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM) icon at www.kcsa.com.

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